________________ Control Number

                         EXCELSIOR BUYOUT INVESTORS, LLC

                          Units of Membership Interest

This certifies that ____________________ is the owner of _______ Units of Membership Interest in the above Delaware Limited Liability Company, which has been formed under the terms and conditions of the Delaware Limited Liability Company Act, 6 DEL.C.ss.18-101, et seq. This Certificate, or the Units it represents may not be negotiated, sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of in any manner whatsoever except in compliance with all applicable securities laws. In addition, the Units are subject to substantial restrictions upon transfer under the Operating Agreement of the Limited Liability Company and may not be transferred except as provided therein. The Units of Membership Interest are transferable only on the books of the above Limited Liability Company.

      IN WITNESS WHEREOF, the Limited Liability Company has caused this certificate to be signed by an Authorized person this _______________ day of __________, 20 ________.




___________________
Secretary

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE
DISPOSED OF WITHOUT COMPLYING WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT BY AND AMONG THE MEMBERS OF EXCELSIOR BUYOUT INVESTORS, LLC (THE "COMPANY"), AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON THE TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND
REGULATIONS IN EFFECT THEREUNDER (THE "1933 ACT"), AND ALL APPLICABLE STATE SECURITIES LAWS OR ALL APPLICABLE NON-U.S. SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND PURSUANT TO SUCH EXEMPTION UNDER APPLICABLE STATE OR NON-U.S. SECURITIES LAWS, THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

      The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common         UNIF GIFT MIN ACT-.....Custodian.........
TEN ENT- as tenants by entireties                       (Cust)         (Minor)
JT TEN- as joint tenants with                 under Uniform Gifts to Minor
        rights of survivorship                Act............................
        and not as tenants in common                      (State)

     Additional abbreviations may also be used though not in the above list

For value received __________________ hereby sell, assign and transfer unto

----------------
|               |  (insert tax id)
----------------
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or type name and address of assignee)

________________________________________________________________________________

________________________________________________________________________________

___________________________________________ of the Units of Membership Interest
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said Units of Membership Interest on the books of the within named Limited Liability Company with full power of substitution.

Dated __________________________________________________________________
      In the presence of _______________________________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatsoever.